UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2012

Kenexa Corporation

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-35336	23-3024013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

(610) 971-9171

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

As previously disclosed, Kenexa Corporation (“Kenexa”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 25, 2012, with International Business Machines Corporation (“IBM”) and Jasmine Acquisition Corp. (“Sub”), a wholly owned subsidiary of IBM. Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Sub will merge with and into Kenexa, and Kenexa will become a wholly owned subsidiary of IBM (the “Merger”).

On October, 31, 2012, an alleged shareholder filed a derivative action and purported class action complaint (the “Complaint”) in the Court of Common Pleas of Chester County, Pennsylvania, naming Kenexa, the members of our board of directors, IBM, and Sub as defendants (collectively, the “Defendants”). The Complaint generally alleged that, in connection with approving the Merger, Kenexa’s directors breached their fiduciary duties owed to Kenexa, and that IBM knowingly acted in concert with our directors in their breaches of their fiduciary duties.

On November 20, 2012, a Memorandum of Understanding (the “MOU”) was reached relating to the Complaint, pursuant to which the parties agreed that Kenexa will grant to its shareholders dissenters rights under Pennsylvania law in connection with the Merger. The settlement of the litigation contemplated by the MOU is subject to definitive documentation and court approval. Kenexa and the other Defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to the facts and claims asserted, or which could have been asserted, in the litigation referenced above. The settlement contemplated by the MOU is not, and should not be construed as, an admission of wrongdoing or liability by any Defendant. The Defendants considered it desirable that these actions be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation.

In connection with the MOU, on November 21, 2012, our board of directors adopted a resolution granting all Kenexa shareholders dissenters rights under Pennsylvania law in connection with the Merger and, Kenexa, IBM and Sub entered into an amendment to the Merger Agreement providing for such dissenters rights and postponing the date of the special meeting of Kenexa’s shareholder to adopt the Merger Agreement (the “Merger Agreement Amendment”). The special meeting of Kenexa’s shareholders originally scheduled for November 29, 2012 will be held on December 3, 2012.

Other than as provided in the Merger Agreement Amendment, the Merger Agreement, as filed with the Securities and Exchange Commission (“SEC”) on August 27, 2012 as Exhibit 2.1 to Kenexa’s Current Report on Form 8-K, remains in full force and effect as originally executed on August 25, 2012. The foregoing description of the Merger Agreement Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Kenexa has filed a proxy supplement advising shareholders of the details of the MOU, the Merger Agreement Amendment and the postponement of the special meeting. On November 23, 2012, Kenexa issued a press release regarding the MOU, the Merger Agreement Amendment and the postponement of the special meeting. A copy of such press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01	Exhibits.

Exhibit No.	Description

2.1	Amendment, dated November 21, 2012, to the Agreement and Plan of Merger, dated as of August 25, 2012, by and among International Business Machines Corporation, Jasmine Acquisition Corp. and Kenexa Corporation.

99.1	Press release dated November 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenexa Corporation

November 23, 2012

	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment, dated November 21, 2012, to the Agreement and Plan of Merger, dated as of August 25, 2012, by and among International Business Machines Corporation, Jasmine Acquisition Corp. and Kenexa Corporation.

99.1	Press release dated November 23, 2012.